UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2023

SMART GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-38102

Cayman Islands	98-1013909
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Limited 190 Elgin Avenue George Town, Grand Cayman Cayman Islands	KY1-9008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2023, SMART Global Holdings, Inc., a Cayman Islands exempted company (“SGH”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among SMART Modular Technologies (LX) S.à.r.l., a société à responsabilité limitée governed by the laws of Grand Duchy of Luxembourg and a wholly owned subsidiary of SGH (“Seller”), Lexar Europe B.V., a company organized under the laws of The Netherlands (“Purchaser”), Shenzhen Longsys Electronics Co., Ltd., a company limited by shares governed by the laws of the People’s Republic of China (“Longsys”), solely with respect to certain provisions therein, Shanghai Intelligent Memory Semiconductor Co., Ltd., a limited liability company governed by the laws of the People’s Republic of China (“Parent Funding Entity”), and, solely with respect to certain provisions therein, SGH, for the intended sale of its standards-based modules assembly and test business in Brazil. The transaction, which was approved by SGH’s Board of Directors and the Board of Directors of Seller, is expected to close by the end of calendar year 2023.

Pursuant to the Purchase Agreement, among other matters, and subject to the satisfaction or waiver of the conditions set forth therein, Seller will sell to Purchaser, and Purchaser will purchase from Seller, 81% of Seller’s right, title and interest in and to the outstanding quotas of SMART Modular Technologies do Brasil – Indústria e Comercio de Componentes Ltda., a sociedade limitada governed by the laws of Brazil (“SMART Brazil”), with Seller retaining a 19% interest in SMART Brazil (the “Retained Interest”) (the “Acquisition”).

Pursuant to the terms of, and subject to the conditions specified in, the Purchase Agreement, upon consummation of the Acquisition (the “Closing”), Purchaser will pay to Seller (based on a total enterprise value of $205.00 million for SMART Brazil) consideration consisting of (i) an upfront cash purchase price of $137.70 million on a cash-free, debt-free basis and subject to certain customary adjustments as set forth in the Purchase Agreement, (ii) a deferred cash purchase price of $28.35 million eighteen months following the Closing and (iii) subject to and at the time of exercise of the Put/Call Option (as defined below), an additional cash payment equal to 19% of the amount of SMART Brazil’s cash at the Closing (as calculated pursuant to the Purchase Agreement) minus the amount of SMART Brazil’s indebtedness at the Closing (as calculated pursuant to the Purchase Agreement).

Pursuant to the Purchase Agreement, at Closing, SMART Brazil, Seller, Purchaser, and Longsys will enter into a Quotaholders Agreement, which will provide Seller with a put option to sell the Retained Interest in SMART Brazil (the “Put Option”) during three exercise windows following its fiscal years ending July 31, 2026, July 31, 2027 or July 31, 2028 (the “Exercise Windows”), with such Exercise Windows beginning on January 15, 2027 and ending on February 15, 2027, beginning on January 15, 2028 and ending on February 15, 2028 and beginning on January 15, 2029 and ending on February 15, 2029, respectively. A call option has also been granted to Purchaser to require Seller to sell the Retained Interest during the Exercise Windows (the “Call Option,” together with the Put Option, the “Put/Call Option”). The price for the Put/Call Option is based on a 100% enterprise value of 7.5x net income for SMART Brazil for the preceding fiscal year at the time of exercise. The Quotaholders Agreement also provides, among other things, for certain governance and approval rights among the parties thereto.

The consummation of the Acquisition is subject to customary conditions to Closing, including, among others, (i) completion of filings for outbound direct investment with the Division of Development and Reform in the China (Shanghai) Pilot Free Trade Zone Lin-gang Special Area Administration and the Division of Finance and Trade Development in the China (Shanghai) Pilot Free Trade Zone Lin-gang Special Area Administration, and completion of foreign exchange registration with a qualified bank authorized by the Municipal Administration of Foreign Exchange in Shanghai (the “China Outbound Approvals”) and (ii) approval of the transactions contemplated by the Purchase Agreement by Longsys’ shareholders (the “Longsys Shareholder Approval”).

The Purchase Agreement contains customary termination rights, including the right for Seller or Purchaser to terminate the Purchase Agreement if the Closing shall not have occurred by December 10, 2023. Purchaser shall pay a $8.00 million termination fee to Seller if the transaction is terminated due to a failure to obtain the China Outbound Approvals or the Longsys Shareholder Approval and other specified circumstances, which termination fee may be increased to $12.00 million over time.

The foregoing description of the Purchase Agreement, the Acquisition and the other transactions contemplated by the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which has been filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about SGH, Seller, Longsys, Parent Funding Entity, Purchaser or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties of SGH and Seller, on the one hand, and Longsys, Parent Funding Entity and Purchaser, on the other hand, made solely for the benefit of the other parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Seller and Purchaser have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, investors and securityholders should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts or condition of SGH, Seller, Longsys, Parent Funding Entity, Purchaser or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01	Regulation FD Disclosure.

On June 13, 2023, SGH issued a press release announcing the entry into the Purchase Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 on this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, statements concerning the Acquisition and other transactions contemplated by the Purchase Agreement, including the expected timing of the Closing. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “believe,” “could,” “will,” “may” and other words of similar meaning. These forward-looking statements are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside SGH’s control, including, among others: inability to obtain or delays in obtaining all regulatory approvals and otherwise completing all steps required to consummate the Acquisition and other transactions contemplated by the Purchase Agreement; issues, delays or complications in consummating the Acquisition and other transactions contemplated by the Purchase Agreement; incurring unanticipated costs in consummating the Acquisition and other transactions contemplated by the Purchase Agreement; risks and uncertainties relating to the operations of the business post-Closing; changes in currency exchange rates; changes to applicable tax regimes or rates and other factors and risks detailed in SGH’s filings with the U.S. Securities and Exchange Commission, which include SGH’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including SGH’s future filings. Such factors and risks as outlined above and in such filings do not constitute all factors and risks that could cause actual results of SGH to be materially different from SGH’s forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and SGH does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of June 13, 2023, by and among SMART Modular Technologies (LX) S.à.r.l., a société à responsabilité limitée governed by the laws of Grand Duchy of Luxembourg, Lexar Europe B.V., a company organized under the laws of The Netherlands, Shenzhen Longsys Electronics Co., Ltd., a company limited by shares governed by the laws of the People’s Republic of China, solely with respect to certain provisions therein, Shanghai Intelligent Memory Semiconductor Co., Ltd., a limited liability company governed by the laws of the People’s Republic of China, and, solely with respect to certain provisions therein, SMART Global Holdings, Inc., a Cayman Islands exempted company*

99.1	Press Release, issued on June 13, 2023, announcing the Stock Purchase Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The schedules and exhibits to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2023	SMART Global Holdings, Inc.

	By:	/s/ Ken Rizvi
Ken Rizvi
Senior Vice President and Chief Financial Officer